SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

                                Amendment No. 2

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                      American Water Works Company, Inc.
                     -------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                                51-0063696
     ------------------------------            ----------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

  1025 Laurel Oak Road, P.O. Box 1770,
              Voorhees, NJ                                 08043
      ------------------------------                      -------
(Address of principal executive offices)                 (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                   each class to be registered

       Common Stock Purchase Rights                New York Stock Exchange
         -----------------------                   -----------------------

       If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

       If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

       Securities Act registration statement file number to which this form relates: _______________ (if applicable)

    Securities to be registered pursuant to Section 12(g) of the Act: None

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                               (Title of class)

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                               (Title of class)


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Item 1.    Description of Registrant's Securities to be Registered.

          On September 16, 2001, American Water Works Company, Inc., a Delaware corporation (the "Company"), executed Amendment No. 2 (the "Rights Amendment") to the Rights Agreement dated as of February 18, 1999, as amended as of June 1, 2000 (the "Rights Agreement"), between the Company and Fleet National Bank (formerly known as BankBoston N.A.), a national banking association, as Rights Agent (the "Rights Agent"). The Rights Amendment provides that the execution, delivery and performance of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 16, 2001, by and among the Company, RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("RWE"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany ("Thames"), and Apollo Acquisition Company, a Delaware corporation ("Sub"), will not cause RWE, Thames, Sub or any of their affiliates or associates to become an "Acquiring Person" (as defined in the Rights Agreement) nor give rise to a "Distribution Date," "Shares Acquisition Date" or "Triggering Event" (as each such term is defined in the Rights Agreement).

          The Rights Amendment is attached as Exhibit 4.3 hereto and is incorporated by reference herein, and the foregoing description of the Rights Amendment is qualified in its entirety by reference to the Rights Amendment.

Item 2.    Exhibits.

         4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1, 1999).

         4.2 First Amendment to the Rights Agreement, dated June 1, 2000 (Incorporated by reference to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 2000).

         4.3 Second Amendment to the Rights Agreement, dated as of September 16, 2001.


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


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN WATER WORKS COMPANY, INC.



                                        By: /s/ W. Timothy Pohl
                                            -----------------------------
                                        Name:   W. Timothy Pohl
                                        Title:  General Counsel and Secretary



Date: September 17, 2001

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


                                 EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1, 1999).

4.2 First Amendment to the Rights Agreement, dated June 1, 2000 (Incorporated by reference to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 2000).

4.3 Second Amendment to the Rights Agreement, dated as of September 16, 2001.


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